UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 10, 2018

NEPHROS, INC.

(Exact name of Registrant as Specified in its Charter)

Delaware	001-32288	13-3971809
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

380 Lackawanna Place, South Orange, New Jersey 07079
(Address of principal executive offices, including ZIP code)

(201) 343-5202
(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01. Entry into a Material Definitive Agreement.

Securities Purchase Agreement

On April 10, 2018, Nephros, Inc. (the “Company”) entered into a Stock Purchase Agreement (the “Purchase Agreement”) with certain purchasers identified therein (the “Purchasers”) pursuant to which the Company agreed to sell, and the Purchasers agreed to purchase 6,540,669 shares (the “Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”), at a cash purchase price equal to $0.45 per share. The aggregate purchase price payable to the Company for all of the Shares sold under the Purchase Agreement was approximately $2,943,301 before deducting transaction-related expenses. The closing of the sale of the Shares was completed on April 10, 2018.

The Purchasers included Daron Evans, the Company’s President and Chief Executive Officer, Mr. Evans two minor children, who collectively purchased 79,000 Shares pursuant to the Purchase Agreement, and Andrew Astor, the Company’s Chief Financial Officer, who purchased 80,000 Shares. Such purchases were made on the same terms as all other Purchasers under the Purchase Agreement.

The Purchase Agreement contained customary representations, warranties and covenants by each of the Company and the Purchasers. Under the Purchase Agreement, each Purchaser agreed that, without the prior written consent of the Company, such Purchaser will not, during the period beginning on the date of the Purchase Agreement and ending six months following the closing (the “Lock-Up Period”), sell, contract to sell, offer to sell, pledge or otherwise transfer or dispose of, directly or indirectly, such Purchaser’s Shares. Further, the Company agreed that during the Lock-Up Period it will not sell, enter into any agreement to sell or publicly announce the sale or proposed sale of any shares of Common Stock or Common Stock equivalents, subject to certain exempt issuances, for a period of six months following the closing of the sale of the Shares, unless the lead investor identified in the Purchase Agreement provides its prior consent.

The Purchase Agreement also provides that the Company will use commercially reasonable efforts to cause a registration statement under the Securities Act of 1933, as amended, covering the resale of the Shares on behalf of the Purchasers to be declared effective by the Securities and Exchange Commission not later than 90 days following the closing of the sale of the Shares, or by July 9, 2018. The Company is thereafter required to maintain the effectiveness of the registration statement until all of the shares covered thereby are sold or may be sold pursuant to Rule 144 under the Securities Act without volume or manner-of-sale restrictions and without the requirement that the Company be in compliance with the current public information requirements of Rule 144.

The foregoing summary of the Purchase Agreement is qualified in its entirety by reference to the complete form of agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference. On April 11, 2018, the Company issued a press release announcing the issuance and sale of the Shares, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Form of Stock Purchase Agreement, dated April 10, 2018, among Nephros, Inc. and the Purchasers identified therein.
99.1	Nephros, Inc. Press Release, dated April 11, 2018.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Nephros, Inc.

Dated: April 11, 2018	By:	/s/ Andrew Astor
Andrew Astor
Chief Financial Officer

3

Index of Exhibits Filed with this Report

Exhibit No.	Description
10.1	Form of Stock Purchase Agreement, dated April 10, 2018, among Nephros, Inc. and the Purchasers identified therein.
99.1	Nephros, Inc. Press Release, dated April 11, 2018.

4